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                                                                Exhibit 99(j)(1)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 1, 2002 on the State Farm Mutual Fund Trust consisting of the Equity Fund, Small Cap Equity Fund, International Equity Fund, S&P 500 Index Fund, Small Cap Index Fund, International Index Fund, Equity and Bond Fund, Bond Fund, Tax Advantaged Bond Fund, and the Money Market Fund in the Registration Statement (Form N-1A) of the State Farm Mutual Fund Trust and its incorporation by reference in the related Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-42004) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10027).

                                                     Ernst & Young, LLP

Chicago, Illinois
April 26, 2002